Exhibit 10.1

AMENDMENT TO MANAGEMENT INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT TO MANAGEMENT INVESTOR RIGHTS AGREEMENT (“Amendment”) by AFFINION GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), is made as of April 30, 2010. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement (as such term is defined below).

WHEREAS, the Company is currently a party to that certain Management Investor Rights Agreement, dated as of October 17, 2005 (the “Agreement”), among the Company, Affinion Group Holdings, LLC and the Holders that are parties thereto;

WHEREAS, pursuant to the terms of the Agreement, the Agreement may be amended by the Company without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provisions contained therein, or to make any other provisions with respect to matters or questions thereunder as the Company may deem necessary or advisable so long as such action does not affect adversely the interest of any Holder; and

WHEREAS, the Company desires to amend the definition of “Stock Incentive Plan” under the Agreement and believes such amendment is necessary and advisable and does not affect adversely the interest of any Holder.

NOW, THEREFORE, in consideration of the premises and of the covenants, understandings, undertakings and promises hereinafter set forth, intending to be legally bound thereby, the Company hereby determines as follows:

1. The definition of “Stock Incentive Plan” under Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

“Stock Incentive Plan” means each of the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan and the Affinion Group Holdings, Inc. 2007 Stock Award Plan, as each may be amended, supplemented, restated or otherwise modified from time to time, and any other equity plan approved by the Company.”

2. All other provisions of the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

This Amendment is executed by the Company to be effective as of the date first above written.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman
Title: Chief Executive Officer

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